Exhibit 99.1

For Immediate Release	July 6, 2009

Crown Crafts, Inc. Acquires the Assets of Neat Solutions, Inc., Developer of the Table Topper®;
Acquisition to Provide Expansion of Toddler Products Line

Gonzales, Louisiana – Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today announced the acquisition, through its wholly-owned subsidiary, Hamco, Inc., of substantially all of the assets of Neat Solutions, Inc., the privately-held developer of the Table Topper® Stay-in-Place Mat®.

At closing, which was effective as of the close of business on Thursday, July 2, 2009, the Company paid a preliminary purchase price of $4.4 million, net of certain specified liabilities assumed, for substantially all of the assets of Neat Solutions. The final purchase price is subject to adjustment pending the preparation and satisfactory review of the financial statements of Neat Solutions as of and through the closing date.

Neat Solutions’ portfolio of products also includes the Potty Topper® toilet seat cover, diaper changing pads, disposable bibs, floor mats, car seat covers and burp cloths, all of which provide absorbent mess protection at home and away. More information about the company and its products can be found on the Neat Solutions web site at www.tabletopper.com.

“We are thrilled to find another strategic acquisition opportunity. Neat Solutions has an impressive record of sales growth and cost containment,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “We anticipate the acquisition to be swiftly accretive to EBITDA (earnings before interest, taxes, depreciation and amortization) and we are confident that the addition of Neat Solutions’ strong portfolio of products will strengthen our business in the toddler consumer products category. We anticipate an annual increase in net sales of $4.6 million as a result of this acquisition. We are especially excited about the opportunities for growth in the quick serve and casual dining arenas, which currently represent 19% of the net sales of Neat Solutions’ products,” Mr. Chestnut continued.

The management and employees of Neat Solutions will be retained for a transitional period of three to six months to assist with the integration of the operations of Neat Solutions with those of Hamco. Orders for Neat Solutions’ products will begin shipping immediately from the Company’s distribution facility in Compton, California.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and accessories. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations Department or Halliburton Investor Relations	(225) 647-9146 (972) 458-8000